Exhibit 5.1

DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 www.dlapiper.com T 410.580.3000 F 410.580.3001

March 6, 2015

Anworth Mortgage Asset Corporation

1299 Ocean Avenue, Second Floor

Santa Monica, California 90401

Re:        Offering of Common Stock, Series B Preferred Stock and Series C Preferred Stock

Ladies and Gentlemen:

We have acted as special Maryland counsel to Anworth Mortgage Asset Corporation, a Maryland corporation (the “Company”), and have been requested to render this opinion in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 of the Company, as amended (Registration No. 333-187385) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”), and declared effective by the Commission on April 8, 2013, including the base prospectus included therein at the time the Registration Statement was declared effective (the “Base Prospectus”), of the offering by the Company of up to $200,000,000 maximum aggregate offering price of (i) shares of the Company’s 6.25% Series B Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), (ii) shares of the Company’s 7.625% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock,” and together with the Series B Preferred Stock, the “Preferred Stock”), and (iii) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock,” and together with the Preferred Stock, the “Shares”), pursuant to an At Market Issuance Sales Agreement (the “Sales Agreement”), dated March 3, 2015, among MLV & Co. LLC, on the one hand, and the Company and Anworth Management LLC, a Delaware limited liability company, on the other hand. Shares of the Series B Preferred Stock and shares of the Series C Preferred Stock are convertible in certain circumstances into shares of Common Stock. This opinion is being provided at your request in connection with the filing by the Company with the Commission of a Current Report on Form 8-K on the date hereof (the “8-K”), and supplements our opinion, dated March 20, 2013, previously filed as Exhibit 5.1 to the Registration Statement. Capitalized terms used but not defined herein shall have the meanings specified in the Sales Agreement.

In rendering the opinion expressed herein, we have reviewed the following documents (the “Documents”):

(a) the charter of the Company (the “Charter”), certified by the Department of Assessments and Taxation of the State of Maryland (the “SDAT”);

Anworth Mortgage Asset Corporation

March 6, 2015

(b) the bylaws of the Company (the “Bylaws”), as in effect on the date hereof, as certified by an officer of the Company;

(c) the Sales Agreement;

(d) the Registration Statement;

(e) the Base Prospectus and the prospectus supplement, filed by the Company with the Commission on March 3, 2015, pursuant to Rule 424(b)(5) under the Securities Act (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”);

(f) resolutions of the Board of Directors of the Company relating to the authorization and issuance of the Shares, the reservation of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and the Series C Preferred Stock (the “Conversion Shares”), and the authorization of the Sales Agreement and the transactions contemplated thereby, certified by an officer of the Company;

(g) a certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

(h) a certificate executed by an officer of the Company (the “Certificate”), dated as of the date hereof, as to certain factual matters; and

(i) such other documents as we have considered necessary to the rendering of the opinion expressed below.

In examining the Documents, and in rendering the opinion set forth below, we have assumed the following: (a) each of the parties to the Documents (other than the Company) has duly and validly executed and delivered each of the Documents and each instrument, agreement, and other document executed in connection with the Documents to which such party is a signatory, and each such party’s (other than the Company’s) obligations set forth in the Documents are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each person executing any such instrument, agreement or other document on behalf of any such party (other than the Company) is duly authorized to do so; (c) each natural person executing any such instrument, agreement or other document is legally competent to do so; (d) the Documents accurately describe and contain the mutual understandings of the parties, there are no oral or written modifications of or amendments or supplements to the Documents and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; and (e) all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies conform to the original documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies) are genuine, and all public records reviewed are accurate and complete. As to certain factual matters we have relied on the Certificate as to the factual matters set forth therein, which we assume to be accurate and complete.

We further assume that the issuance, sale, amount, and terms of Shares to be offered from time to time by the Company will be authorized and determined at the time of issuance by proper action of the Board of Directors of the Company or a committee thereof (each, a “Board Action”) in accordance with the Company’s Charter and Bylaws and applicable law.

Anworth Mortgage Asset Corporation

March 6, 2015

Based upon and subject to the foregoing and having regard for such legal considerations we deem relevant, we are of the opinion that, as of the date hereof:

(1) Upon due authorization by Board Action of an issuance of Shares, the Shares when issued and sold by the Company in accordance with the terms of the Sales Agreement and pursuant to one or more Placement Notices issued in accordance with the terms of the Sales Agreement, will be duly authorized, and when issued and delivered and paid for in accordance with the terms of the Sales Agreement and any such Placement Notice, the Shares will be validly issued, fully paid and non-assessable.

(2) The Conversion Shares have been duly authorized and validly reserved for issuance and, when issued and delivered in accordance with the terms of the Charter upon conversion of the Series B Preferred Stock and the Series C Preferred Stock, will be validly issued, fully paid and non-assessable.

The opinion set forth herein is subject to additional assumptions, qualifications, and limitations as follows:

(a) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than the State of Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland. We note that the Sales Agreement is to be construed under the laws of the State of New York.

(b) We assume that neither the issuance and sale of the Shares, nor the issuance of the Conversion Shares, will cause the Company to exceed the applicable limit of the authorized capital stock of the Company, as provided in the Charter.

(b) This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

(c) We express no opinion as to compliance with the securities (or “blue sky”) laws, broker licensing laws, real estate syndication laws, mortgage lending laws or principles of conflicts of laws of the State of Maryland or any other jurisdiction.

(d) We assume that the issuance of the Shares and the Conversion Shares, respectively, by the Company will not cause any person to violate any of the provisions of the Charter relating to ownership limitations, and that the Company will not issue any shares of capital stock other than the Shares and the Conversion Shares.

(e) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

Anworth Mortgage Asset Corporation

March 6, 2015

We hereby consent (i) to the filing of this opinion with the Commission as Exhibit 5.1 to the 8-K and to the Registration Statement and (ii) to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
DLA PIPER LLP (US)
/s/ DLA PIPER LLP (US)